Exhibit 3.1025

STATE OF WASHINGTON
SECRETARY OF STATE
Ralph Munro, Secretary of State

FILED
WASHINGTON
MAY 07 1998
RALPH MUNRO
SECRETARY OF STATE

APPLICATION TO FORM A PROFIT CORPORATION

(Per Chapter 23B.02 RCW)

FEE: $175

EXPEDITED (24-HOUR) SERVICE AVAILABLE - $20 PER ENTITY
INCLUDE FEE AND WRITE "EXPEDITE" IN BOLD LETTERS
ON OUTSIDE OF ENVELOPE

FOR OFFICE USE ONLY

FILED: 5 · 7 · 98 | UBI: 601 874 576
CORPORATION NUMBER:

Daytime Phone Number (with area code): (602) 423-2946

ARTICLES OF INCORPORATION

Rabanco Acquisition Company Five

NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE (Minimum of one (1) share must be listed): 1,000

CLASS OF SHARES (If "preferred" class is checked, please attach description): [X] Common [ ] Preferred

NAME AND ADDRESS OF WASHINGTON STATE REGISTERED AGENT

Name: C T Corporation System

Street Address (Required): 520 Pike Street City: Seattle State: WA ZIP: 98101

NAMES ADDRESSES OF EACH PERSON EXECUTING THIS CERTIFICATE (If necessary, attach additional names and addresses)

Printed Name: Steven M. Helm Signature: [signature]
Address: 15880 N. Greenway-Hayden Loop, Ste. 100 City: Scottsdale State: AZ ZIP: 85260

Printed Name: ______ Signature: ______
Address: ______ City: ______ State: ____ ZIP: ____

Printed Name: ______ Signature: ______
Address: ______ City: ______ State: ____ ZIP: ____

SIGNATURE OF OFFICER OR CHAIRPERSON

[signature] — Steven M. Helm — Vice President, Legal & Corporate Secretary — 5/6/98
Signature of Incorporator — Printed Name — Title — Date

CORPORATIONS INFORMATION AND ASSISTANCE - 360/753-7115 (TDD - 360/753-1485)
005-001(5/97)
(WA. - 2345 - 9/30/97) CT System

Please PRINT or TYPE in black ink Sign, date and return original AND ONE COPY to: CORPORATIONS DIVISION 505 E. UNION PO BOX 40234 OLYMPIA, WA 98504-0234 BE SURE TO INCLUDE FILING FEE. Checks should be made payable to “Secretary of State” IMPORTANT! Person to contact about this filing Connie Gecich/Allied Waste Industries Daytime Phone Number (with area code) (602) 423-2946 ARTICLES OF INCORPORATION NAME OF CORPORATION (Must contain the word “Corporation’ Incorporated’ or limited’or the abbreviation ‘Corp.’lnc’ “Co.” or ltd.”) Rabanco Acquisition Company Five NUMBER OF SHARES (Minimum of one (1) share must be listed) THE CORPORATION IS AUTHORIZED TO ISSUE1,000 CLASS OF (If “preferred’ class is checked, please attach description) SHARES ☑ Common Preferred — EFFECTIVE DATE OF INCORPORATION (Specified effective date may be up to 90 days AFTER receipt of the document by the Secretary of State) | | Specific Date: ☑ Upon filing by the Secretary of State PLEASE ATTACH ANY OTHER PROVISIONS THE CORPORATION ELECTS TO INCLUDE« NAME AND ADDRESS OF WASHINGTON STATE REGISTERED AGENT NameC T Corporation System — Street Address (Required) 520 Pike Street ..... City .. SeattleState WA ZIP 98101 —— — PO Box (Optional — Must be in same city as street address) ZIP (If different than street ZIP) I consent to serve as Registered Agent in the State of Washington for the above named corporation. I understand it will be my responsibility to accept Service of Process on behalf of the corporation; to forward mail to the corporation; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address. C T Corporation SYSTEM PLEASE SEE ATTACHED CONSENT 5-7-98 — Signature of Agent Printed Name Date NAMES ADDRESSES OF EACH PERSON EXECUTING THIS CERTIFICATE (If necessary, attach additional name Printed Name Steven M. Helm ................................................................. Sign 15880 N. Greenway-Hayden Loop, Ste. 100 City Scottsdale .. state A2 zip 85260 —— — Printed Name ................................................................................ Signature. Address ..................................................................................... City ....... State ........ ZIP. Printed Name- Signature Address City ................................................................................ State ...... ZIP SIGNATURE OF OFFICER OR CHAIRPERSON This documents hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct CORPORATIONS INFORMATION AND ASSISTANCE — 360/753-7115 (TDD — 360/753-1485)

ATTACHMENT TO ARTICLES OF INCORPORATION FOR
RABANCO ACQUISITION COMPANY FIVE,
a Washington corporation
     1. The initial Board of Directors of the Corporation and their respective addresses are as follows:
James Eng
G. Thomas Rochford, Jr.
Donald W. Slager
15880 North Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, alter, amend, change, add to or repeal the bylaws of the Corporation.
     3. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is prohibited under Section 23B.08.230 in the Washington Business Corporation Act, as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

FILED STATE OF WASHINGTON
ARTICLES OF MERGER
OF	JUN 25 1998
WJR ENVIRONMENTAL, INC.
RALPH MUNRO SECRETARY OF STATE
     Pursuant to Section 23B.11.050 of the Washington Business Corporation Act (“WBCA”), WJR Environmental, Inc., a Washington corporation (the “Surviving Corporation”), submits these Articles of Merger for filing:
          1. The Agreement and Plan of Merger is attached hereto and made a part hereof as though fully set forth herein. The merger will be effective on June,25, 1998.
          2. The approval of the sole shareholder of Rabanco Acquisition Company Five, a Washington corporation, was obtained pursuant to Section 23B.11.030(2) of the WBCA. The approval of the sole shareholder of the Surviving Corporation was also obtained pursuant to Section 23B.11.030(2) of the WBCA.
     Dated: June 25,1998.

WJR ENVIRONMENTAL, INC. a Washington Corporation

By:	/s/ Mary Razore
Mary Razore, President

ALLIED WASTE INDUSTRIES, INC.
RABANCO ACQUISITION COMPANY FIVE
WJR ENVIRONMENTAL, INC.
AGREEMENT AND PLAN OF MERGER
Dated as of June 25,1998

AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made effective as as of June ___, 1998, by and among Allied Waste Industries, Inc., a Delaware corporation (“Parent”); Rabanco Acquisition Company Five, a Washington corporation and a wholly-owned subsidiary of Parent (“Sub”); and WJR Environmental, Inc., a Washington corporation (“Company”).
     WHEREAS, Parent; Sub, Rabanco Acquisition Company, Rabanco Acquisition Company Two, Rabanco Acquisition Company Three, Rabanco Acquisition Company Four, Rabanco Acquisition Company Six, Rabanco Acquisition Company Seven, Rabanco Acquisition Company Eight, Rabanco Acquisition Company Nine, Rabanco Acquisition Company Ten, Rabanco Acquisition Company Eleven, and Rabanco Acquisition Company Twelve, each of which is a Washington corporation and a wholly-owned subsidiary of Parent (collectively, the “Subs”); Company, Rabanco, Ltd., a Washington corporation, Rabanco Recycling, Inc., a Washington corporation, United Waste Control Corp., a Washington corporation, Rabanco Intermodal/B.C., Inc., a Washington corporation, Waste Associates, Inc., a Washington corporation, Paper Fibers, Inc., a Washington corporation, MJS Associates, Inc., !a Washington corporation, Alaska Street Associates, Inc., a Washington corporation, S&L, Inc., a Washington corporation, SSWI, Inc., a Washington QSSS corporation, and CCAI, inc., a Washington QSSS corporation (collectively, the “Companies”); and the shareholders of the Companies (each a “Shareholder” and collectively, the “Shareholders”) have entered into an Amended and Restated Agreement and Plan of Reorganization (the “Reorganization Agreement”), which provides for this Agreement;
     WHEREAS the merger described in this Agreement and in the Reorganization Agreement is intended to be a “reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement, along with the Reorganization Agreement is intended to constitute a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code; and
     WHEREAS, the Boards of Directors of Parent, Sub, and Company, and the shareholders of Company and Sub, respectively, have approved the merger of Sub with and into Company and the consummation of the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein;
     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Reorganization Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
THE MERGER
     Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and the Reorganization Agreement, at the Effective Time (as hereinafter defined), in accordance with the Washington Business Corporation Act, as amended (the “WBCA”), Sub shall be merged with and into Company and the separate existence of Sub shall thereupon cease (the “Merger”). Company shall be the surviving corporation in the Merger (hereinafter referred to as the “Surviving Corporation” or “Company”).
     Section 1.2 Effective Time of the Merger. The Merger shall become effective pursuant to Section 23B.01.230 of the WBCA as of 5:00 PM, Pacific Time on the later of (the “Effective Time”) (i) June 25 1998, or (ii) the date a copy of this Agreement and the requisite Articles of Merger pursuant to Section 23B. 11.050 of the WBCA and any other documents necessary to effect the Merger in accordance with the WBCA are filed with the Secretary of State of the State of Washington.
     Section 1.3 Effects of Merger. The Merger shall have the effects set forth in Section 23B.11.060 of the WBCA and all other applicable laws.
ARTICLE II
THE SURVIVING CORPORATION
     Section 2.1 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until duly amended; provided, however, that the Articles of Incorporation of Sub shall be amended to provide that the name of Sub shall be “WJR Environmental, Inc.”
     Section 2.2 Bylaws. At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until duly amended.
     Section 2.3 Directors and Officers. At and after the Effective Time, the directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Articles of Incorporation, as amended, and Bylaws.
ARTICLE III
CONVERSION AND EXCHANGE OF COMPANY SHARES
     Section 3.1 Conversion of Shares. Subject to adjustment as set forth in Sections 2.4 and 2.9 of the Reorganization Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Sub or Company, the issued and outstanding shares of the capital stock of Company (the “Company Shares”) shall be converted into the right of any Shareholder owning Company Shares to receive shares of common stock of Parent (the “Parent Common Shares”), in proportion to such Shareholder’s respective ownership interest in Company and in proportion to the value of Company in relation to the transactions contemplated hereby as expressed in a percentage and as set forth on Schedule 2.4(a) to the Reorganization Agreement. Appropriate adjustments shall be made for any stock-splits, stock dividends or other capital adjustments. No fractional Parent Common Shares will be issued in the Merger. In lieu of such issuance, the Parent Common Shares issued to any Shareholder pursuant to the terms of this Agreement shall be rounded at each incident of issuance to the closest whole Parent Common Share.
     Section 3.2 Exchange of Certificates.
     (a) From and after the Effective Time, each holder of a certificate or certificates representing Company Shares, upon surrender of such certificates to Parent, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole Parent Common Shares into which such holder’s Company Shares were converted pursuant to Section 3.1 hereof. From and after the Effective Time, Parent and Sub shall be entitled to treat each certificate formerly representing Company Shares (each a “Company Certificate”), which has not yet been surrendered for exchange, as evidencing the right to receive the number of full Parent Common Shares into which the Company Shares represented by such Company Certificate shall have been converted pursuant to Section 3.1 hereof, notwithstanding the failure to surrender such Company Certificate. However, notwithstanding any other provision of this Agreement, until holders or transferees of Company Certificates have surrendered them for exchange as provided herein: (i) no dividends or other distributions shall be paid with respect to any Parent Common Shares represented by such Company Certificates, and (ii) without regard to when such Company Certificates are surrendered for exchange as provided herein, no interest shall be paid or payable on any dividends, if any.
     (b) The Parent Common Shares into which Company Shares shall be converted in connection with the Merger shall, be deemed to have been issued at the Effective Time.
     Section 3.3 Closing of Transfer Books. From and after the Effective Time, the stock transfer books of each Company shall be closed and no transfer of Company Shares shall thereafter be made except in accordance with this Article III.
ARTICLE IV
MISCELLANEOUS
     Section 4.1 Termination. Prior to the Effective Time, this Agreement shall terminate in the event of and upon the termination of the Reorganization Agreement.
     Section 4.2 Amendment. This Agreement may be amended by an instrument in writing signed on behalf of each of the parties hereto.
     Section 4.3 Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient’s facsimile machine) of receipt by the recipient of such notice:
(a) if to Parent or Sub, to:
Allied Waste Industries, Inc.
15580 N. Greenway-Hayden Loop, Ste. 100
Scottsdale, AZ 85260
Attention: Larry D. Henk
Phone: (602) 627-2700
Fax: (602) 627-2704
with a copy to:
Fennemore Craig, P.C.
3003 North Central Avenue, Ste. 2600
Phoenix, AZ 85012-2913
Attention: Karen C. McConnell
Phone: (602) 916-5307
Fax: (602) 916-5507
(b) if to Company prior to Closing, to:
Rabanco Companies
200-112th Ave. NE, Suite 300
Bellevue, WA 98004
Phone: (425) 646-2400
Fax: (425) 646-2440
Attn: Office of the President
with a copy to:
Preston Gates & Ellis LLP
5000 Columbia Center
701 Fifth Ave.
Seattle, WA 98104-7078
Attention: Robert S. Jaffe
Phone: (206) 623-7580
Fax: (206) 623-7022
     Section 4.4 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

     Section 4.5 Miscellaneous. This Agreement (including the documents and instruments referred to herein), the Reorganization Agreement, and the other agreements contemplated thereby: (i) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Washington (without giving effect to the provisions thereof relating to conflicts of law).
     Section 4.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
     Section 4.7 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
     Section 4.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
(the remainder of this page has been intentionally left blank)

SIGNATURE PAGE
AGREEMENT AND PLAN OF MERGER
     IN WITNESS WHEREOF, Parent, Sub, and Company have each caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

PARENT		SUB

ALLIED WASTE INDUSTRIES, INC.		RABANCO ACQUISITION COMPANY FIVE

By	/s/ Thomas Van Weelden	By	/s/ Larry D. Henk

	Thomas Van Weelden, President		Larry D. Henk, Vice President

COMPANY WJR ENVIRONMENTAL, INC.
By	/s/ Mary Razore
Mary Razore, President

SCHEDULE 2.4(a)
CAPITAL STRUCTURE OF COMPANIES HELD BY RAZORE SHAREHOLDERS
AND
CONVERSION OF COMPANY STOCK

			Conversion
			Ratio
		Company Shares	(Parent Common
	Authorized	Issued and	Shares per
Company	Capital Stock	Outstanding	Company Share)
Limited	50,000	352.2	13955.2
Recycling	50,000	6,667	137.37
United	500	105	3141.36
Intermodal	50,000	10,000	.0034
WJR	1,000	1,000	5,161.476
Waste	1,000	1,000	1,118.967
Associates
Paper Fibers	10,000	100	3,670.69
MJS	1,000	1,000	1,111.239
Alaska Street	10,000	9,000	3.242
S&L	10	4	12,824

ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
RABANCO ACQUISITION COMPANY FIVE
     Pursuant to RCW 23B. 10.060 and RCW 23B.11.010(3) of the Revised Code of Washington, Rabanco Acquisition Company Five (the “Corporation”) adopts the following Articles of Amendment to its Articles of Incorporation:
     A. The name of the corporation is Rabanco Acquisition Company Five.
     B. The Articles of Incorporation are hereby amended by changing the name of the corporation to the following:
     WJR Environmental, Inc.
     C. The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.
     D. The foregoing amendment was adopted by the Board of Directors of the Corporation on June 25, 1998. Pursuant to RCW 23B.10.020(5), shareholder action was not required on the amendment.